STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (which, together with the Schedules and Exhibits attached hereto, is collectively referred to as the or this "Agreement") dated October 19, 1997, by and among MAXXAM INC., a Delaware corporation ("MAXXAM"), THE COMBINED MASTER RETIREMENT TRUST, a trust organized under the laws of Texas (the "CMRT"), and NL INDUSTRIES, INC., a New Jersey corporation ("NL").

                                  RECITALS

          WHEREAS, the CMRT and NL are holders of certain shares of common stock of MAXXAM with a par value of $.50 per share (the "MAXXAM Shares"); and

          WHEREAS, the CMRT and NL wish to sell, and MAXXAM wishes to purchase, all of the MAXXAM Shares held by each of the CMRT and NL on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE 1

                   PURCHASE AND SALE OF THE MAXXAM SHARES

          1.1 On the terms and subject to the conditions of this Agreement and the Escrow Agreement among MAXXAM, the CMRT, NL and First Trust National Association, as escrow agent (the "Escrow Agent"), of even date herewith (the form of which is attached as Exhibit A, the "Escrow Agreement"), the CMRT hereby sells and MAXXAM hereby purchases from the CMRT the MAXXAM Shares listed opposite the CMRT's name on Schedule A to this Agreement. On the terms and subject to the conditions of this Agreement and the Escrow Agreement, NL hereby sells and MAXXAM hereby purchases the MAXXAM Shares listed opposite NL's name on Schedule A to this Agreement. The purchase price for such MAXXAM Shares is $55 per MAXXAM Share or an aggregate amount of $56,498,750 payable to CMRT and an aggregate amount of $13,750,000 payable to NL, in cash and notes of MAXXAM in the amounts listed opposite CMRT's and NL's name, respectively, on Schedule A to this Agreement.

          1.2 Closing of the purchase and sale of the MAXXAM Shares shall take place through escrow on the terms and subject to the conditions specified in the Escrow Agreement. The CMRT and NL have delivered and surrendered to the Escrow Agent for the benefit of MAXXAM, one or more certificates evidencing the MAXXAM Shares set forth opposite the respective names of CMRT and NL on Schedule A, with the MAXXAM Shares accompanied by appropriate instruments of transfer duly endorsed by CMRT and NL, as the case may be, transferring such MAXXAM Shares to MAXXAM. MAXXAM has delivered to the Escrow Agent, for the benefit of the CMRT and NL, as the case may be, (a) cash by means of wire transfer in amounts equal to those set forth opposite the respective names of CMRT and NL on Schedule A, (b) promissory notes in the form of Exhibit B ("Notes") in the amounts equal to the "Principal Amount of Notes" set forth opposite the respective names of the CMRT and NL on Schedule A, and (c) the Pledge and Custody Agreements in the form attached as Exhibit C, for the benefit of the CMRT (the "CMRT Pledge and Custody Agreement") and NL (the "NL Pledge and Custody Agreement"), pledging the MAXXAM Shares purchased from CMRT and NL as security for the obligations under the respective Notes (and accompanied by appropriate instruments of transfer duly endorsed by MAXXAM sufficient to transfer such MAXXAM Shares to the CMRT or NL, as the case may be, in the form attached as Exhibit D).

                                 ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF MAXXAM

          MAXXAM represents and warrants to the CMRT and NL as follows:

          2.1 Authority. MAXXAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MAXXAM has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. All corporate action required to be taken by or on behalf of MAXXAM to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

          2.2 Validity. This Agreement is duly executed and delivered and constitutes a lawful, valid and binding obligation of MAXXAM, enforceable against MAXXAM in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by MAXXAM is not prohibited by, does not violate, conflict with, or require consent under any provision of, and does not result in a default under (a) the charter or bylaws of MAXXAM; (b) any material contract, agreement or other instrument to which MAXXAM is a party or by which MAXXAM is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to MAXXAM; or (d) any law, rule or regulation applicable to MAXXAM.

                                 ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE CMRT

          The CMRT represents and warrants to MAXXAM:

          3.1 Authority. The CMRT is a trust duly organized, validly existing and in good standing under the laws of the State of Texas. The CMRT has full power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. All action required to be taken by or on behalf of the CMRT to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

          3.2 Validity. This Agreement is duly executed and delivered and constitutes a lawful, valid and binding obligation of the CMRT, enforceable against the CMRT in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the CMRT is not prohibited by, does not violate, conflict with, or require consent under any provision of, and does not result in a default under (a) the documents under which the CMRT was formed or the organizational documents which govern the CMRT; (b) any material contract, agreement or other instrument to which the CMRT is a party or by which the CMRT is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to the CMRT; or (d) any law, rule or regulation applicable to the CMRT.

          3.3 Ownership. The CMRT is the sole record and beneficial owner of the MAXXAM Shares that are being transferred to MAXXAM by the CMRT pursuant to Article I. The MAXXAM Shares being transferred to MAXXAM by the CMRT constitute all of such shares held, directly or indirectly, by the CMRT. The CMRT has good and marketable title to the MAXXAM Shares being transferred to MAXXAM by the CMRT, free and clear of any lien, security interest, encumbrance or claim of any kind or nature whatsoever. MAXXAM is obtaining good and indefeasible title to the MAXXAM Shares, free and clear as aforesaid, subject only to the provisions of the Escrow Agreement and the security interest of the CMRT pursuant to the CMRT Pledge and Custody Agreement.

          3.4 Status of CMRT. The CMRT and its trustees or other persons responsible for managing and conducting its affairs have such knowledge and experience in financial and business matters as to enable them to evaluate the merits and risks of the transactions contemplated by this Agreement.

          3.5 Restrictive Legend. The Note issued to the CMRT has not been registered under the Securities Act of 1933, as amended (the "Act"), and is being acquired by the CMRT for its own account. The CMRT will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Note, or any interest therein, without the express written consent of MAXXAM. The CMRT understands that the instrument representing the Note bears the following legend:

          "The security represented by this instrument has not been registered under the Securities Act of 1933, as amended. Neither this instrument nor any interest therein may be offered, sold, transferred, encumbered or otherwise disposed of, without the express written consent of MAXXAM Inc."

                                 ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF NL

          NL represents and warrants to MAXXAM:

          4.1 Authority. NL is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. NL has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. All action required to be taken by or on behalf of NL to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

          4.2 Validity. This Agreement is duly executed and delivered and constitutes a lawful, valid and binding obligation of NL, enforceable against NL in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by NL is not prohibited by, does not violate, conflict with, or require consent under any provision of, and does not result in a default under (a) the charter or bylaws of NL; (b) any material contract, agreement or other instrument to which NL is a party or by which NL is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to NL; or (d) any law, rule or regulation applicable to NL.

          4.3 Ownership. NL is the sole record and beneficial owner of the MAXXAM Shares that are being transferred to MAXXAM by NL pursuant to
Article I. The MAXXAM Shares being transferred to MAXXAM by NL constitute all of such shares held, directly or indirectly, by NL. NL has good and marketable title to the MAXXAM Shares being transferred to MAXXAM by NL, free and clear of any lien, security interest, encumbrance or claim of any kind or nature whatsoever. MAXXAM is obtaining good and indefeasible title to the MAXXAM Shares, free and clear as aforesaid, subject only to the provisions of the Escrow Agreement and the security interest of NL pursuant to the NL Pledge and Custody Agreement.

          4.4 Status of NL. NL and its officers or other persons responsible for managing and conducting its affairs have such knowledge and experience in financial and business matters as to enable them to evaluate the merits and risks of the transactions contemplated by this Agreement.

          4.5 Restrictive Legend. The Note issued to NL has not been registered under the Act, and is being acquired by NL for its own account. NL will not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Note, or any interest therein, without the express written consent of MAXXAM. NL understands that the instrument representing the Note bears the following legend:

          "The security represented by this instrument has not been registered under the Securities Act of 1933, as amended. Neither this instrument nor any interest therein may be offered, sold, transferred, encumbered or otherwise disposed of, without the express written consent of MAXXAM Inc."

                                 ARTICLE 5

                            STANDSTILL AGREEMENT

          5.1  Applicability of Article 5.  Except as otherwise provided in
Section 5.1, this Article 5 shall become binding on the CMRT and NL and their respective affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (the "NL parties") on the occurrence of the Escrow Release Date (as defined in the Escrow Agreement).

          (i) Between the date of this Agreement and the Escrow Release Date, all provisions of this Article 5 shall be binding on the NL parties; provided, however, that (x) the CMRT and NL shall be entitled to vote their MAXXAM Shares as each may see fit with respect to any matter brought to a vote of security holders; and (y) if the Release Deadline Date or the Declination Date (as each are defined in the Escrow Agreement) occurs and MAXXAM, NL and the CRMT have not agreed to amend the Escrow Agreement, no part of this Article 5 shall be binding on the NL parties from and after such date.

          (ii) On the occurrence of the Escrow Release Date (if it occurs), all provisions of this Article 5 shall be binding on the NL parties from and after such date. If following the Escrow Release Date, however, an Event of Default (as defined in either or both of the Notes) shall have occurred and be continuing, then no part of this
     Article 5 shall be binding on the NL parties from and after such date or until such date that such Event of Default shall no longer be continuing and the Obligations (as defined in either or both of the Pledge and Custody Agreements) are satisfied in full.

          (iii) For purposes of this Article 5 and without prejudice to the determination as to whether any person or entity constitutes an NL party: (w) Harold C. Simmons shall be deemed an "affiliate" of NL; (x) no person serving as an officer or director of any of the NL parties (other than Mr. Simmons) shall be deemed to be an affiliate of any of the NL parties solely by reason of his or her status as such unless such person is directly or indirectly acting in concert with, on behalf of, or at the request of, one or more of the NL parties with respect to any securities of the issuers identified on Schedule B (the "MAXXAM Entities"); provided, however, that during the period of five years from the date of this Agreement such persons as a group may not acquire and hold ownership (as defined in Section 5.2(i)) of more than 2% of any class of the outstanding securities of any MAXXAM Entity;
     (y) except as provided in the following clause (z), no employee benefit plan maintained by one or more of the NL parties shall be deemed an affiliate of the NL parties, provided that the investment decisions made on behalf of such benefit plans are made solely by persons independent of each and all of the NL parties; and (z) investment managers who Mr. Simmons individually has the power to appoint or terminate the engagement of shall be deemed NL parties, and any such investment manager shall be instructed by Mr. Simmons not to purchase any securities of any MAXXAM Entity.

          5.2 Standstill. Except as provided in Section 5.1, for a period of five years from the date of this Agreement (the "Standstill Period"), each of the NL parties, will not, directly or indirectly, acting alone or in concert with others, undertake any of the following actions unless expressly requested in writing in advance by the Board of Directors of MAXXAM to so act:

          (i) acquire, or offer, propose or agree to acquire, or otherwise possess, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act), or assist, advise, recommend or encourage in any way any other person (including, but not limited to, any person making investment decisions on behalf of any employee benefit plan maintained by any NL party) to acquire ownership, directly or indirectly, by purchase or otherwise, of any securities issued by any MAXXAM Entity (other than rights, options or warrants distributed on a pro rata basis to all shareholders of MAXXAM equally), including any rights, options or warrants to acquire any securities of any MAXXAM Entity;

          (ii) acquire ownership, or assist, advise or encourage in any way any other person to acquire ownership, directly or indirectly, of any of the businesses or assets, or leases, mortgages or any other form of outstanding obligations, of any MAXXAM Entity;

          (iii) make, or in any way "participate" in, directly or indirectly, any "solicitation" of "proxies" or consents to vote, become a "participant" in any "election contest" (as such terms are defined or used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, any securities of any MAXXAM Entity;

          (iv) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any securities of any MAXXAM Entity or any securities carrying the right or option to acquire such securities;

          (v) otherwise act, directly or indirectly, alone or in concert with others, to seek to control or influence in any manner, the management, board of directors, policies or affairs of any MAXXAM Entity or propose to seek to effectuate any form of business combination or merger with any MAXXAM Entity or any affiliate thereof or any restructuring, recapitalization or similar transactions with respect to any MAXXAM Entity;

          (vi) have any securities of any MAXXAM Entity on deposit in a voting trust or subject any securities of any MAXXAM Entity to any arrangements with respect to the voting of such securities or other agreement having similar effect;

          (vii) initiate or propose, or induce or attempt to induce, advise, assist or otherwise encourage any other person or entity to initiate or propose, (a) any tender offer for any securities of any MAXXAM Entity, (b) any shareholder proposal with respect to any MAXXAM Entity, or (c) any other action described in this Article 5; or

          (viii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

          5.3 No Waivers. None of the NL parties will take any action of any form in any court, or before any governmental or administrative tribunal or agency, or otherwise, seeking a waiver of any of the prohibitions contained in this Article 5.

                                 ARTICLE 6

                               MISCELLANEOUS

          6.1 Costs, Expenses and Taxes. Except as provided below and as set forth in Sections 3(f), (g), (h) and (i) of the Escrow Agreement, each party shall pay all of its own costs and expenses, including its legal fees, in connection with the performance of and compliance with this Agreement by such party, and all transfer, documentary and similar taxes in connection with the delivery of the MAXXAM Shares to be made hereunder. If an action or proceeding is commenced by a party to enforce or interpret any provisions of this Agreement, the non-prevailing party or parties shall promptly reimburse the prevailing party or parties for the prevailing party's or parties' reasonable costs and expenses of such action or proceeding, including reasonable attorneys fees.

          6.2 Nature and Survival of Representations. The representations, warranties, covenants and agreements of the parties contained in this Agreement or any schedule or any exhibit hereto shall be deemed incorporated in this Agreement and shall constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the consummation of the transactions contemplated by this Agreement.

          6.3 Specific Performance. The parties acknowledge that it would be impossible to fix the amount of money damages caused by a breach of this Agreement by any other party, and, therefore, this Agreement may be enforced by specific performance and/or injunctive relief. The parties hereby waive any defense that an action to enforce this Agreement by specific performance and/or injunctive relief is inappropriate because of an adequate remedy at law, provided, however, that nothing in this Section
6.3 is intended to prohibit any party from bringing an action for money damages for breach of this Agreement (either in lieu of or in addition to an action for specific performance and/or injunctive relief).

          6.4 Successors and Assigns. None of MAXXAM, the CMRT or NL shall (or shall agree to) assign, pledge, convey, hypothecate, grant a security interest in, or grant to any other party any rights under this Agreement, without the prior written consent of each other party to this Agreement, and this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

          6.6 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

          6.8 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          6.9 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may
(a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing, must refer to this Agreement, and be signed by the party against whom enforcement of the same is sought. No failure on the part of any party to this Agreement to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or any other right.

          6.10 Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

          6.11 Jurisdiction and Venue. The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement shall be litigated exclusively in any federal or state court of competent jurisdiction located in the State of Delaware. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself and in respect of its property which is the subject of this Agreement with respect to such action. Each party to this Agreement agrees that venue would be proper in any such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action.

          6.12 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (including by Federal Express or other reputable courier service) or sent by facsimile transmission (with a confirming copy to be sent by next day delivery by Federal Express or other reputable, regularly operating courier service). Notices, demands and communications to MAXXAM, the CMRT, or NL will, unless another address is specified in writing, be sent to the respective address indicated on the signature page to this Agreement.

          6.13 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

             [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year set forth opposite their respective signatures.

"MAXXAM"                      MAXXAM Inc.
                              By: /S/ Paul N. Schwartz
                              Its: Executive Vice President

                              Address:  5847 SAN FELIPE, SUITE 2600
                              HOUSTON, TEXAS  77057
                              Attention: Treasury Department
                              Facsimile No.: (713) 267-3704

                              with a copy to:
                              Attention: Corporate Secretary
                              Facsimile No.: (713) 267-3702

"THE CMRT"                    The Combined Master Retirement Trust

                              By:  /S/ H. Simmons
                              Its:  Trustee

                              Address:  THREE LINCOLN CENTRE,
                              SUITE 1700, 5430 LBJ FREEWAY
                              DALLAS, TEXAS  75240-2697
                              Facsimile No.: (972) 450-4278

                              with a copy to:
                              Consulting Fiduciaries, Inc.
                              2745 Riverwoods Road
                              Riverwoods, IL   60015
                              Attention:  David Heald
                              Facsimile No.:  847-945-5611

"NL"                          NL Industries, Inc.

                              By:  /S/ David B. Garten
                              Its:  Vice President, Secretary and
                                    General Counsel

                              Address: 16825 NORTHCHASE DRIVE,
                              SUITE 1200, PO BOX 4272
                              HOUSTON, TEXAS 77210-4272
                              Facsimile No.: (281) 423-3333

                              with a copy to:
                              Corporate Treasurer:
                              Facsimile No.: (212) 421-7209

                                 SCHEDULE A

                  NUMBER OF
                   MAXXAM            CASH         PRINCIPAL AMOUNT OF
               SHARES DEPOSITED    DEPOSITED        NOTES DEPOSITED
               ----------------    ---------      -------------------

NL              250,000 shares      $6,875,000          $6,875,000


THE CMRT      1,027,250 shares     $28,249,375         $28,249,375

                                 SCHEDULE B

     For so long as each is an affiliate of MAXXAM, the following shall be MAXXAM Entities for purposes of the Agreement:

MAXXAM Inc.
Kaiser Aluminum Corporation
Kaiser Aluminum & Chemical Corporation
MAXXAM Group Holdings, Inc.
MAXXAM Group, Inc.
The Pacific Lumber Company
Scotia Pacific Holding Company
Sam Houston Race Park, Ltd.
SHRP Equity, Inc.

Any other direct or indirect subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission or similar successor regulation) of MAXXAM Inc. which shall issue securities during the Standstill Period; provided, however, that (a) the standstill provisions of Section 5.2 shall not be effective until such time as MAXXAM advises NL and the CMRT in writing of any such issuance and (b) no such notification shall require the divestment of any securities theretofore acquired.